Exhibit 10.12
SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (“Separation Agreement”) is made and entered into by and between Christopher L. Thomas (“Thomas”) and Deluxe Corporation (“Deluxe”).
WHEREAS, Thomas has been employed by Deluxe, most recently as Deluxe’s Senior Vice President, Chief Revenue Officer (“CRO”);
WHEREAS, on the terms set forth herein, Thomas will cease to be Deluxe’s CRO;
WHEREAS, Deluxe and Thomas would like Thomas to provide certain transition services to Deluxe for a period of time following the end of Thomas’ employment as CRO;
WHEREAS, Thomas and Deluxe wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between Thomas and Deluxe, including, but not limited to, any claims that might arise out of Thomas’ employment with Deluxe or the termination of Thomas’ employment with Deluxe;
WHEREAS, based on the foregoing, Deluxe and Thomas desire to enter into this Separation Agreement to effect the termination of Thomas’ employment with Deluxe on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.Continued Employment and Separation Date. Provided Thomas signs and does not revoke this Separation Agreement, as described in Section 6, the following will occur:
a.Transition Period. Thomas’ employment as CRO will end on January 6, 2023 (the “Transition Date”). Thereafter, Thomas will provide transition services to Deluxe from the Transition Date through April 28, 2023 (the “Separation Date”). From the Transition Date through the Separation Date (the “Transition Period”), Thomas will be employed by Deluxe in the capacity of Special Advisor to Deluxe’s CEO. During the Transition Period, Thomas (i) will perform such duties as are reasonably requested by Deluxe’s CEO, including assisting with transitioning the CRO functional duties, and (ii) will not enter into any agreements on behalf of Deluxe without first receiving approval from Deluxe’s CEO or CAO. Until the Transition Date and during the Transition Period, Thomas’ compensation and benefits will continue as in effect as of December 1, 2022.
b.Separation Date. Except as provided in this Separation Agreement, all benefits and privileges of Thomas’ employment with Deluxe will end as of close of business on the Separation Date
2.Consideration by Thomas. As consideration for Deluxe’s promises and obligations under this Separation Agreement, Thomas agrees to the following:
a.First Release of Claims. Thomas hereby acknowledges that he first received this Separation Agreement on December 2, 2022. On or before

January 2, 2023, Thomas will sign this Separation Agreement containing the release of claims in Section 4.
b.Second Release of Claims. On or within 21 days after the Separation Date, Thomas will sign a second release in the form attached to this Separation Agreement as Exhibit A (the “Second Release”).
3.Consideration by Deluxe. In addition to the opportunity to provide transition services as described in Section 1, and in accordance with the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019 (the “Executive Severance Plan”), as consideration for Thomas’ promises and obligations under this Separation Agreement, Deluxe will provide Thomas or, as applicable, his successor(s) or heir(s), with the following benefits to which Thomas is not otherwise entitled, provided Thomas signs and does not revoke this Separation Agreement, as described in Section 6, and does not revoke the Second Release.
a.Severance. Deluxe will pay Thomas an amount equal to twelve (12) months of his base salary as of December 1, 2022, less applicable deductions and withholdings, to be paid in a lump sum within thirty (30) days of the end of the 7-day revocation period of the Second Release.
b.Fiscal 2023 Cash Bonus. Deluxe will pay Thomas an amount equal to one-third of his target annual bonus for 2023. Any such bonus will be calculated in the same manner that Deluxe calculates similar bonuses, and any such bonus will be paid to Thomas in 2024 when Deluxe otherwise pays such bonuses to similarly situated employees. In early 2024, when Deluxe knows the amount of any such bonus, Deluxe will communicate the same to Thomas.
c.One-Time Payment. Deluxe will pay Thomas a one-time lump sum payment of Forty-Five Thousand Dollars ($45,000), to be paid within thirty (30) days of the end of the 7-day revocation period of the Second Release.
4.Release of Claims. As an inducement to Deluxe to enter into this Separation Agreement and in exchange for the consideration provided for in this Separation Agreement, Thomas hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their respective officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Thomas, Thomas’ employment with Deluxe, the cessation of Thomas’ employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Separation Agreement.
For the consideration expressed herein, Thomas, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Thomas has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Separation Agreement. Thomas’ release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker

Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; Or. Rev. Stat. §§ 659A.001–659A.990 (employment discrimination); Or. Rev. Stat. §§ 652.210–652.230 (equal pay); Or. Rev. Stat. §§ 659A.199–659A.236 (whistleblower protection for private employees for disclosure of state or federal law violation), 659A.200–659A.236, 659A.820, 659A.865, 659A.870, 659A.885 (whistleblower protection for public and private employees), 654.062 (whistleblower protection for disclosure of health and safety violations); Or. Rev. Stat. §§ 659A.150–659A.186 (family leave); Or. Rev. Stat. §§ 653.601–653.661 (sick leave); Or. Rev. Stat. § 10.090 (jury duty), and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.
Thomas also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Separation Agreement purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Separation Agreement; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Separation Agreement prevents Thomas from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, OSHA or comparable state or local agency; however, Thomas agrees and understands that the Separation Agreement waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Release of Claims does not prohibit Thomas from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires Thomas to seek prior authorization of Deluxe to make any such reports or disclosures and Thomas does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Separation Agreement is not intended to and does not restrict Thomas from seeking or obtaining an SEC whistleblower award.
Finally, Thomas understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Thomas hereby represents that he is not aware of any violation of law as outlined in this Section 4.
5.Consideration Period and Advice to Consult with Counsel. Thomas hereby acknowledges that he first received this Separation Agreement on December 2, 2022. The terms of this Separation Agreement shall be open for acceptance and execution by Thomas until 5:00 PM Central Time on January 2, 2023 (the period between December 2, 2022 and 5:00 PM Central Time on January 2, 2023 being referred to as the “Consideration Period"). During the Consideraion Period, Thomas may consult with an attorney and consider whether to accept this Separation Agreement. Changes to this Separation Agreement, whether material or immaterial, will not restart the running of the Consideration Period. During the Consideration Period, Deluxe advises and encourages Thomas to consult with an attorney of his choice. To receive the consideration provided for in this Separation Agreement, Thomas must return a signed and dated copy of this Separation Agreement to: Jeffrey L. Cotter, SVP, CAO and General Counsel, Deluxe Corporation, 801 South Marquette Avenue, Minneapolis, MN 55402; jeff.cotter@deluxe.com by mail or electronic mail.
6.Right to Revoke. Thomas is hereby informed of his right to revoke this Separation Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., by written notice to Deluxe within seven (7) calendar days following Thomas’ execution of this Separation Agreement. Any such revocation must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation period to the representative identified in Section 5.
If Thomas exercises his right to revoke his release of claims under the ADEA, Deluxe may, at its option, either nullify this Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Thomas has revoked or rescinded. Thomas agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under this Separation Agreement or the Executive Severance Plan.
7.Continuation of Benefits. Beginning on the Separation Date, provided Thomas qualifies for COBRA continuation coverage, Thomas may elect to continue medical and dental insurance benefits under COBRA at Thomas’ own expense by paying the premium for such coverage. If Thomas does not elect or is not eligible for COBRA continuation coverage, Thomas’ group health plan coverage will cease as of the Separation Date. Except as provided in this Separation Agreement, Thomas will cease to be and will cease to be treated as an employee of Deluxe for all purposes under all employee retirement and welfare benefit plans and all other plans, programs, policies, and arrangements maintained for employees of Deluxe as of the Separation Date.
8.Unpaid or Unvested Awards; Bonus. Thomas’ rights with respect to any unvested or unpaid awards, whether cash or equity, shall be governed by the terms of the corresponding agreements. Deluxe will also pay Thomas any bonus earned for fiscal 2022, the same to be paid when Deluxe pays such bonuses to other similarly situated employees. With regard to any future payouts of PSUs, when Deluxe knows the amount of any such payouts, Deluxe will communicate the same to Thomas, it being understood that any such payouts will be prorated as of the Separation Date pursuant to the terms of the related award agreements.
9.Continuing Restrictions and Obligations. Thomas acknowledges and agrees that the post-employment restrictions contained in the Non-Competition, Non-Solicitation,

Confidentiality, and Intellectual Property Agreement entered into by Thomas and Deluxe dated June 28, 2019, attached hereto as Exhibit B (collectively the “Post-Employment Restrictions”) are reasonable and shall remain in full force and effect according to their terms.
10.Claims Warranties. Thomas represents and warrants that he is not aware of any facts that would establish, tend to establish or in any way support an allegation that any of the Released Parties has engaged in conduct that Thomas believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by Deluxe or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.
11.Representations and Warranties Regarding the FMLA and FLSA. Thomas represents and warrants that he is not aware of any facts or circumstances that might justify a claim against the Released Parties for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes. Thomas further represents and warrants that he has received any and all wages and/or commissions for work performed and any and all FMLA leave to which Thomas may have been entitled.
12.Non-Disparagement. Except in the context of a proceeding with the EEOC, NLRB, SEC, or other comparable state or local government agency; in compelled sworn testimony; or as otherwise may be required by law, Thomas agrees that he will not disparage or defame the Released Parties of any of the Released Parties’ current or former employees, directors, officers, agents, or contractors, or Deluxe’s management or services. Likewise, on behalf of itself and its officers and directors, Deluxe agrees it will not disparage or defame Thomas, subject to an exception for communications with any federal, state or local government or administrative agency; in connection with communications undertaken for a legitimate legal reason; or otherwise as required by law.
13.Cooperation. Thomas agrees to cooperate with Deluxe with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve Thomas’ employment with Deluxe or any transactions, decisions, or actions of Deluxe in which Thomas was involved or had knowledge of while a Deluxe employee (the “Covered Subjects”). As part of Thomas’ agreement to cooperate, Thomas agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Deluxe and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. Thomas also agrees to appear without subpoena for deposition or testimony at the request of Deluxe in connection with claims or lawsuits relating to Covered Subjects. Deluxe will reimburse Thomas for all reasonable and customary expenses he incurs while cooperating with Deluxe pursuant to this Section 13, in accordance with Deluxe’s regular expense reimbursement practices.
14.Return of Information and Property. Thomas affirms that he will return all originals and all copies of Deluxe’s records, correspondence and documents, and all other property and assets of Deluxe, created or obtained by Thomas as a result of or in the course of or in connection with his employment with Deluxe which are in his possession or control, whether confidential or not, including, but not limited to, any notes, diaries, computer files or other documents containing information regarding Thomas’ experiences or knowledge of Deluxe business or employee matters, prior to the Separation Date.
15.Passwords and Password-Protected Documents. Thomas agrees that, prior to the Separation Date, he will deliver to Deluxe all passwords in use by Thomas at the time of his termination, a list of any documents that Thomas has created or of which Thomas is otherwise aware are password-protected, and the password(s) necessary to access such password-protected documents.
16.Non-Assignability. Thomas understands and agrees that this Separation Agreement is personal to him. The duties, rights, and obligations set forth herein may not be delegated or assigned by Thomas to any other person without prior written consent of Deluxe. Deluxe’s rights and obligations hereunder may be assigned to any successor following a sale of Deluxe or of Deluxe’s assets, or any other transaction involving a change in control.
17.Governing Law; Severability. This Separation Agreement shall be governed by the laws of the State of Minnesota without regard to the choice of law provisions of any jurisdiction. If any part of this Separation Agreement is construed to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect. The language of all parts of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
18.Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Separation Agreement or in any other way arising out of or in relation to this Separation Agreement shall be brought exclusively in the state or federal courts of the State of Minnesota and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.
19.Entire Agreement. This Separation Agreement, the documents referenced herein or attached hereto, and the award and similar agreements entered into between Thomas and Deluxe with respect to various equity, bonus, retention and similar compensation (collectively, “Incentive Award Agreements”) contain the entire agreement between Thomas and Deluxe with respect to Thomas’ employment and separation from employment and there are no promises or understandings outside of this Separation Agreement, the documents referenced herein or attached hereto, and the Incentive Award Agreements, with respect to Thomas’ employment or separation from employment with Deluxe. The Incentive Award Agreements will function in accordance with their respective terms, notwithstanding the entry by the parties into this Separation Agreement. Any modification of or addition to this Separation Agreement must be in a writing signed by Thomas and an appropriate representative of Deluxe.
20.Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.
21.Section 409A Compliance. The right to a series of payments under this Separation Agreement will be treated as a right to a series of separate payments. Each payment under this Separation Agreement that is made within 2-1/2 months following the end of the year that contains the Separation Date is intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) as a short-term deferral within the meaning of the final regulations under Section 409A. Each payment under this Separation Agreement that is made later than 2-1/2 months following the end of the year that contains the Separation Date is intended to be exempt from Section 409A under the two-times exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation. If the timing of any payment subject to Section 409A could occur in one or more tax years depending on Thomas’ employment-related actions, such as the signing of a release, then such payment will be made as soon as possible in the later tax year.

22.Enforcement. The remedies below are in addition to any other rights and remedies that Deluxe may have at law or in equity.
a.    Injunctive Relief and Other Damages. Thomas acknowledges and agrees that the Post-Employment Restrictions are reasonable and necessary in order to protect and maintain the legitimate business interests of Deluxe, and that their enforcement would not prevent him from earning a livelihood. Thomas recognizes that his of breach of Sections 12, 13 or 14 of this Separation Agreement or the Post-Employment Restrictions, would result in irreparable injury to Deluxe, that in the event of their breach, Deluxe’s remedy at law for damages will be inadequate, and that Deluxe shall be entitled to seek an injunction to restrain the continuing breach by Thomas, Thomas’ partners, agents, servants, or employees, or any other persons or entities acting for or with Thomas as provided by law and/or equity. Deluxe may further be entitled to damages in connection with the enforcement of this Separation Agreement as provided by law and/or equity and including the recovery of any profits and revenues obtained by Thomas while engaging in violations of the Post-Employment Restrictions or Sections 12, 13 or 14 of this Separation Agreement. Thomas agrees that if he violates the Post-Employment Restrictions or the terms of this Separation Agreement, he will reimburse the Released Parties for any attorneys’ fees, costs, or other damages arising from his breach, other than Thomas challenging his waiver of claims under the Age Discrimination in Employment Act.
b.    Liquidated Damages. In addition to, and without limiting, Deluxe’s right to other damages, if Thomas violates his confidentiality obligations pursuant to the Post-Employment Restrictions, Deluxe will be entitled to liquidated damages in the amount of Ten Thousand dollars ($10,000) per occurrence and Deluxe’s attorney’s fees and costs in enforcing this Section. In any claim under this Section, both parties waive their right to a jury trial.
23.Counterparts and Electronic Signatures. This Separation Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.
24.Thomas Representation. THOMAS AFFIRMS THAT HE HAS READ THIS SEPARATION AGREEMENT. THOMAS ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS SEPARATION AGREEMENT PRIOR TO SIGNING IT. THOMAS AGREES THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SEPARATION AGREEMENT FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement by their signatures below.

Dated: January 2, 2023	/s/ Christopher L. Thomas
Christopher L. Thomas

Dated: 2 January 2023	Deluxe Corporation
By /s/ Jeffrey L. Cotter
Its GC, CAO

EXHIBIT A
SECOND RELEASE OF CLAIMS
WHEREAS, on December 2, 2022 Christopher L. Thomas (“Thomas”) and Deluxe Corporation (“Deluxe”) entered into a Separation and Release Agreement to effect the termination of Thomas’ employment with Deluxe (the “Separation Agreement”);
WHEREAS, as consideration for Deluxe’s promises and obligations under the Separation Agreement, Thomas agreed to sign a second release of claims on or after he finishes providing transitional services to Deluxe pursuant to the Separation Agreement (the “Second Release”);
NOW, THEREFORE, Thomas agrees as follows:
1.Release of Claims. As an inducement to Deluxe to enter into the Separation Agreement, and in exchange for the consideration provided for in the Separation Agreement, Thomas hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Thomas, Thomas’ employment with Deluxe, the cessation of Thomas’ employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Second Release.
For the consideration expressed in the Separation Agreement, Thomas, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Thomas has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Second Release. Thomas’ release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; Or. Rev. Stat. §§ 659A.001–659A.990 (employment discrimination); Or. Rev. Stat. §§ 652.210–652.230 (equal pay); Or. Rev. Stat. §§ 659A.199–659A.236 (whistleblower protection for private employees for disclosure of state or federal law violation), 659A.200–659A.236, 659A.820, 659A.865, 659A.870, 659A.885 (whistleblower protection for public and private employees), 654.062 (whistleblower protection for disclosure of health and safety violations); Or. Rev. Stat. §§ 659A.150–659A.186 (family leave); Or. Rev. Stat. §§ 653.601–653.661 (sick leave); Or. Rev. Stat. § 10.090 (jury duty), and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Second Release.

Thomas also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Second Release purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Second Release; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Second Release prevents Thomas from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Thomas agrees and understands that the Second Release waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Second Release does not prohibit Thomas from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Second Release requires Thomas to seek prior authorization of Deluxe to make any such reports or disclosures and Thomas does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Second Release is not intended to and does not restrict Thomas from seeking or obtaining an SEC whistleblower award.
Finally, Thomas understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Thomas hereby represents that he is not aware of any violation of law as outlined in this Section.
2.Consideration Period and Advice to Consult with Counsel. Thomas is hereby informed that he has a period of twenty-one (21) days from Thomas’ date of receipt to sign this Second Release, during which time Thomas may consult with an attorney and consider whether to sign Second Release. Changes to this Second Release, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages Thomas to consult with an attorney of his choice. To receive the consideration provided for in the Separation Agreement, Thomas must return a signed and dated original copy of this Second Release to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 801 South Marquette Avenue, Minneapolis, MN 55402.
3.Right to Revoke. Thomas is hereby informed of his right to revoke this Second Release as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq., by written notice to Deluxe within seven (7) calendar days following Thomas’ execution of this Second Release. Any such revocation must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation period to the representative identified in Section 2.
If Thomas exercises his right to revoke his release of claims under the ADEA, Deluxe may, at its option, either nullify the Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Thomas has revoked. Thomas agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under the Separation Agreement or the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019.
[Signature page to follow.]

4.Thomas Representation. THOMAS AFFIRMS THAT HE HAS READ THIS SECOND RELEASE. THOMAS ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO SIGN THIS SECOND RELEASE PRIOR TO SIGNING IT. THOMAS AGREES THAT THE PROVISIONS OF THIS SECOND RELEASE ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SECOND RELEASE FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SECOND RELEASE.

Do not sign before April 28, 2023.

Dated: _________
_________________________________
Christopher L. Thomas

EXHIBIT B